UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 8-K
                                Current Report

                      PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES ACT OF 1934.

               Date of Report (Date of Earliest even reported):
                            September 28, 2004

                      Commission file number 000-31735

                        NANOSIGNAL CORPORATION, INC.
          (Exact Name of Registrant as specified in its charter)


        Nevada                                         88-0231200
 (State or other jurisdiction of                     (IRS Employer
 Incorporation or organization)                  Identification Number)

                             5440 W Sahara Ave, Suite 206
                       (Address of principal executive offices)
                               Las Vegas, NV  89146
                            (City, State and Zip Code)

                                   (702) 227-5111
                Company's telephone number, including area code

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ITEM 8.01 Other Events

NanoSignal Corporation, Inc., acting the Company believes and in accordance with the Sarbanes-Oxley Act and in anticipation of returning to the bulletin board has engaged the services of two individuals to serve as the independent audit committee for NanoSignal Corporation.

Dr. P.J. Vertucci received Bachelor of Arts from the University of Akron, Master of Arts from the University of Akron and PhD from Kent State University. He was responsible for budget and financial administration as assistant to the President of Northeastern Ohio Medical College.

Ms. Angela M. Best received a Bachelor of Science in accounting at the University of Nevada. She was the accounting manager for a regional tax and bookkeeping firm in Las Vegas, Nevada for three years.

September 28, 2004                          NANOSIGNAL CORPORATION, INC.

                                            By /s/ Mr. Scott Ervin
                                        ------------------------------
                                            Mr. Scott Ervin, CEO